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EXHIBIT 5.1

        [Letterhead of Simpson Thacher & Bartlett LLP]

              October 13, 2009

AGA Medical Holdings, Inc.
5050 Nathan Lane North
Plymouth, MN 55442

Ladies and Gentlemen:

        We have acted as counsel to AGA Medical Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (a) the issuance by the Company of up to 10,562,500 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act) in connection with the offering described in the Registration Statement, the "Company Shares") and (b) the sale by the parties listed as selling stockholders in the Registration Statement (the "Selling Stockholders") of an aggregate of 5,250,000 shares of Common Stock of the Company (together with any additional shares of such stock that may be sold by the Selling Stockholders pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act) in connection with the offering described in the Registration Statement, the "Selling Stockholder Shares").

        We have examined the Registration Statement and a form of the Amended and Restated Certificate of Incorporation of the Company (the "Amended and Restated Certificate"), which has been filed with the Commission as an exhibit to the Registration Statement. We assume that the Amended and Restated Certificate of Incorporation to be filed by the Secretary of State of the State of Delaware will be identical in all material respects to such form filed as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

        In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

          (1)   (a) when the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") has determined the specific price for the sale of the Shares and specific number of Shares to be sold, and (b) upon payment and delivery in accordance with the applicable underwriting agreement approved by the Pricing Committee and the Selling Stockholders, the Company Shares will be validly issued, fully paid and nonassessable.

          (2)   upon payment and delivery in accordance with the applicable underwriting agreement approved by the Pricing Committee and the Selling Stockholders, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

        We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                      Very truly yours,

                      /s/ Simpson Thacher & Bartlett LLP
                      SIMPSON THACHER & BARTLETT LLP

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  EXHIBIT 5.1